Exhibit 99.1

Xylem Inc. 1 International Drive, Rye Brook, N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem to acquire Pure Technologies,

a leader in smart infrastructure assessment and management

for the water industry

•	Expands Xylem’s smart water portfolio, further advancing its strategy to be a leader in intelligent technology solutions for the water industry

•

Adds unique diagnostic and analytics tools that complement previously acquired Visenti and Sensus solutions, creating combined offering to address global infrastructure challenges and enhance customer economics

•	Builds on previously announced commercial partnership in key emerging markets

•	Acquisition valued at USD$397 million; expected to be modestly accretive to 2018 adjusted earnings

RYE BROOK, N.Y., December 11, 2017 – Xylem Inc. (NYSE: XYL), a leading global water technology company, today announced that it has entered into a definitive agreement to acquire all the issued and outstanding shares of Pure Technologies Ltd. (Pure) (TSX: PUR) for CAD $9.00 per share in cash, representing an enterprise value of CAD$509 million, or USD$397 million. Pure’s Board of Directors has unanimously approved the transaction and recommends that Pure shareholders vote in favor of the transaction.

Pure provides unique diagnostic and analytics solutions and services based on proprietary technologies to address key water and wastewater infrastructure challenges. It is a leader in intelligent leak detection and condition assessment solutions for water distribution networks, a rapidly growing market driven by the increasing adoption of digital solutions to improve utilities’ capital and operating efficiency.

“The addition of Pure will strengthen Xylem’s position as a leading provider of intelligent solutions that address the water industry’s most persistent problems,” said Patrick Decker, Xylem President and Chief Executive Officer. “Aging infrastructure is a top concern of water utilities around the world, and infrastructure assessment is an attractive, growing market that directly addresses this challenge in a cost-effective way. Pure’s solutions strongly complement the broader Xylem portfolio, particularly our recently acquired Visenti and Sensus solutions, creating a unique and disruptive platform of diagnostic, analytics and optimization solutions for clean and wastewater networks. Pure will also bring greater scale to our growing data analytics and software-as-a-service capabilities. As one company, we will provide customers with even more powerful and innovative solutions enabled by cutting-edge technologies.”

Earlier this year, Xylem and Pure entered into an exclusive commercial partnership in which Xylem represents Pure’s products and services in parts of the Middle East, India and Southeast Asia.

Mr. Decker continued, “We have already begun executing on significant international growth opportunities through our existing commercial collaboration. Upon closing this transaction, those efforts will accelerate and expand globally. We are excited to be adding a tremendously talented team to Xylem that shares our commitment to bringing innovative solutions to the water industry. We look forward to continuing that work together to create substantial value for our customers and shareholders.”

Pure reported consolidated revenue of CAD$126 million and CAD$21 million in adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the 12 months ending September 30, 2017. Xylem expects to achieve at least $12 million in annual cost synergies within two years of closing, including elimination of redundant public company costs, and procurement and footprint consolidation opportunities. Xylem also expects to generate revenue synergies that include accelerated international growth and cross-selling of complementary customer solutions. The USD$397 million valuation represents a multiple of approximately 17x 2018 estimated adjusted EBITDA for Pure, or approximately 11x including run-rate cost synergies.

“Throughout Pure’s evolution, we have been committed to delivering innovative and value-added solutions for our infrastructure clients,” said Jack Elliott, President and CEO of Pure. “Following this transaction, as we become part of a larger, global enterprise, we will be even better positioned to make a meaningful impact in solving the world’s most pressing water and infrastructure challenges. The acquisition of our company by Xylem will be of substantial benefit to Pure, its clients and employees.”

Headquartered in Calgary, Alberta, Pure has approximately 500 employees globally. It has corporate offices in Mississauga, Ontario, and Columbia, MD, as well as regional offices across the U.S., Mexico, Colombia, Australia and China. Approximately 90 percent of its 2016 revenues were generated in North America.

Xylem will finance the transaction with cash and low interest, short-term debt. The transaction is subject to various customary closing conditions, including receipt of Canadian Court, Pure shareholders’ and regulatory approval under the Hart-Scott-Rodino Act (United States). It is expected to close in the first quarter of 2018.

All of the directors and executive officers of Pure, who together hold in aggregate approximately 12% of the outstanding common shares of Pure, have entered into voting support agreements with Xylem pursuant to which they have agreed to vote all of their voting securities in favor of the transaction, subject to their ability to terminate such agreements in certain circumstances.

The definitive agreement provides for customary board support and non-solicitation covenants, subject to a “fiduciary out” for unsolicited superior proposals, subject to Xylem’s right to match such superior proposals. The definitive agreement provides for the payment of a termination fee of CAD$25 million to Xylem in certain circumstances.

Supplemental information on Xylem’s definitive agreement to acquire Pure Technologies and reconciliations for non-GAAP items are posted at http://investors.xyleminc.com.

Advisors

Lazard is serving as financial advisor to Xylem and Gibson, Dunn & Crutcher LLP and Stikeman Elliott LLP are serving as its legal counsel. National Bank Financial was retained by Pure’s Special Committee of its Board of Directors as its exclusive financial advisor in connection with this transaction. McCarthy Tetrault LLP acted as legal counsel to Pure and Osler, Hoskin & Harcourt LLP acted as legal counsel to its Board’s Special Committee.

Conference Call/Webcast

Xylem management will host a conference call with investors to discuss the proposed acquisition of Pure Technologies on Monday, December 11, at 9:00 a.m. (ET). The call can be accessed by calling (973) 935-2945 (ID #6374199) or by visiting http://investors.xyleminc.com.

A replay of the briefing will be available on http://investors.xyleminc.com and via telephone until Friday, January 12, 2018, at 11:30 p.m. (ET). The telephone replay will be available at (800) 585-8367 or (404) 537-3406 (ID #6374199).

About Xylem

Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. With its October 2016 acquisition of Sensus, Xylem added smart metering, network technologies and advanced data analytics for water, gas and electric utilities to its portfolio of solutions. The combined Company’s nearly 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2016 revenue of $3.8 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results – are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions, including the integration of Sensus; the ability to complete the transaction considering the various closing conditions, including required shareholder approval, required regulatory approval, and court approval pursuant to Subsection 193(4) of the Business Corporations Act (Alberta); our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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® Registered Trademarks, property of Pure Technologies Ltd.

Non-GAAP Measures

Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends acquisitions, share repurchases and debt repayment. However, other than with respect to total revenue, we only provide guidance on a non-GAAP basis and do not provide reconciliations of such forward-looking measures to GAAP due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as, integration and acquisition-related costs, special charges and tax related special items. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation.

“Adjusted EBITDA” reflects the adjustments to EBITDA to exclude the impact of foreign currency fluctuation.

Pure Technologies Ltd. Non-GAAP Reconciliation*

EBITDA and Adjusted EBITDA

(CAD$ Millions)

LTM 9/30/2017
Revenue	126

Reconciliation EBITDA and Adjusted EBITDA:

Pre-Tax Income	5
Interest Expense (Income), net	1
Depreciation & Amortization	11
Stock Based Compensation	3

EBITDA	20

Foreign Currency Fluctuation	1

Adjusted EBITDA	21

Adjusted EBITDA Margin	16.7%

*	Revenue and income amounts from Pure’s public annual and quarterly financial statements.

Note: Pure’s financial statements prepared under International Financial Reporting Standards (IFRS); EBITDA performance does not differ materially from US GAAP.